                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       ALPHA PRO TECH, LTD.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                 ALPHA PRO TECH, LTD.
                                  60 CENTURIAN DRIVE
                                      SUITE 112
                                   MARKHAM, ONTARIO
                                       L3R 9R2

                             Telephone:   (905) 479-0654

                               NOTICE OF ANNUAL MEETING


TAKE NOTICE that the 1998 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd., (the "Company") will be held at Rio Rico Resort and Country Club, 1069 Camino Caralampi, Rio Rico, Arizona 85648 on:

                                FRIDAY, JUNE 19, 1998

at the hour of 10:00 o'clock A.M. (local time) for the following purposes:

1.   To elect five directors

2.   To ratify the appointment of independent accountants

3.   To transact such other business as may properly come before the Meeting

Accompanying this Notice is the Proxy Statement and Form of Proxy


Only Shareholders of record at the close of business on April 30, 1998 will be entitled to vote at the meeting and any adjournments thereof.

DATED:    Markham, Ontario, May 13, 1998

                          BY ORDER OF THE BOARD OF DIRECTORS

                                     "Al Millar"
                                      President

                                YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                 ALPHA PRO TECH, LTD.
                                  60 CENTURION DRIVE
                                      SUITE 112
                                   MARKHAM, ONTARIO
                                       L3R 9R2

                                   PROXY STATEMENT

                                REVOCABILITY OF PROXY

This Proxy Statement and accompanying proxy are first being sent to shareholders on or about May 15, 1998.

The accompanying proxy is solicited by the Board of Directors. It may be revoked at any time before being voted by written notice given to the secretary of the meeting or by the delivery of a later dated proxy. Shares represented by properly executed proxies received by the Company prior to the meeting and not revoked, will be voted, and where a shareholder specifies a choice with respect to the matter to be voted upon, the shares will be voted in accordance with the specifications so made. Where no specification is made, the proxies will be voted FOR the election of directors (except to the extent that authority therefore is withheld) and FOR Proposal 2 described in this Proxy Statement.
The Board of Directors is not aware at the date hereof of any other matter proposed to be presented at the meeting, and does not believe that any matter may be properly presented other than the election of directors and Proposal 2. and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the meeting does not of itself revoke the proxy.

                                        VOTING

The only securities of the Company entitled to be voted are shares of Common Stock.

     A quorum consisting of a majority of all shares outstanding and entitled to vote at the meeting, present in person or by proxy, is required for the purpose of considering the matters to come before the meeting. A quorum being present, directors are elected by a plurality of shares present in person or represented by proxy and entitled to vote and the ratification of the appointment of independent accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.

At the meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the meeting, shares held by shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the meeting in person or by proxy by a broker of nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

The Company is authorized to issue 50,000,000 Common Shares, par value $.01 per share. There is one class of shares only. There are issued and outstanding 24,112,442 shares as of the close of business April 30, 1998, the record date for the meeting, each of which is entitled to one vote on each matter to be voted on at the meeting.

                           PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

                                    ANNUAL REPORT

The Annual Report for the year ended December 31, 1997 containing financial and other information about the Company and its subsidiaries is enclosed.

PROPOSAL 1.

ELECTION OF DIRECTORS

Each Director of the Company is elected annually and holds office until the next Annual Meeting of Shareholders and until such successor is duly elected. In the absence of instructions to the contrary, the shares represented by proxy will be a vote FOR the nominees listed below. All the nominees are currently directors, and all have consented to be named and to serve if elected.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES LISTED BELOW, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED BELOW.

A PLURALITY OF THE VOTES CAST AT THE MEETING IS REQUIRED TO ELECT EACH DIRECTOR.

CERTAIN INFORMATION REGARDING EACH NOMINEE FOR DIRECTOR IS GIVEN BELOW.

                                      MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

                              Director or Executive
Name                     Age  Officer since         Position with the Company
----                     ---  -------------         -------------------------
SHELDON HOFFMAN          60   July 11, 1989         CEO and Director of the
                                                    Company and Alpha Pro Tech,
                                                    Inc.

AL MILLAR                55   July 11, 1989         President and Director of
                                                    the Company and Alpha Pro
                                                    Tech, Inc.

ROBERT H. ISALY          68   November 15, 1989     Director

JOHN RITOTA              46   December 18, 1991     Director

DONALD E. BENNETT, JR.   57   June 23, 1994         Director and Senior Vice
                                                    President-Manufacturing

LLOYD HOFFMAN            37   July 1, 1993          Vice President and
                                                    Controller

MICHAEL SCHEERER         38   January 1, 1997       Senior Vice President -
                                                    Sales and Marketing

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989. Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. ("CCL"), a manufacturer of aerosol and liquid products and containers. Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989. Mr. Millar has spent over 20 years as a professional in sales and marketing including international marketing. Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL. He then joined CCL as manager of business development for North America. In March, 1988, he formed Milmed International Distributors Limited to distribute the Company's products internationally. In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT ISALY has been a director of the Company since November 20, 1989. He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992 and is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Del Ray Beach, Florida.

DONALD E. BENNETT, JR. joined the Company on March 24, 1994 as President of its newly formed Apparel Division which was established to acquire the assets of Disposable Medical Products, Inc. ("DMPI"), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats. Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company's acquisition of its assets.

EXECUTIVE OFFICERS

Three of the executive officers of the Company, Sheldon Hoffman, Al Millar and Donald E. Bennett, Jr. are also directors and nominees, and are identified above. Information follows on the other current executive officers of the Company.

LLOYD HOFFMAN   has been employed by the Company starting November 15, 1991 in the capacity of accountant and since early 1995 in the capacity of Vice President and Controller. From 1987 to 1991, Mr. Hoffman was a shareholder and was in charge of finance and administration at Software Concepts. Inc. a developer of software for association and magazine publishers.

MICHAEL SCHEERER joined the Company on January 1, 1997 as Senior Vice President-Sales and Marketing. From 1990 to October 1992, Mr. Scheerer was Director of Sales-Development and Administration at Baxter Scientific Products. In October, 1992, he was named Vice President-Sales and Marketing for Baxter's Critical Environmental Solutions business. In September, 1995, Baxter Scientific Products was purchased by VWR Scientific Products, Inc. where Mr. Scheerer served as Vice-President Critical Environmental Solutions and New Business Ventures until joining the Company.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

SETTLEMENT WITH BRITISH COLUMBIA SECURITIES COMMISSION

On November 10, 1995, Sheldon Hoffman, a Director and CEO of the Company and Alexander Millar, a Director and President of the Company settled all outstanding matters pending before the British Columbia Securities Commission (the "BCSC"), which were commenced in March 1992 by the British Columbia Superintendent of Brokers ("Superintendent"). The settlement provides that as to each of Messrs. Hoffman and Millar: a Cease Trade Order as to sales by them of the Company's securities in British Columbia shall remain in effect for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have successfully completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers of reporting issuers; full payment to the BCSC shall have been made of $ 29,000 as to Hoffman and $ 14,500 as to Millar; and the Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. All matters pending as to Robert Isaly, a Directory of the Company, were dropped. On March 9, 1998, the British Columbia Securities Commission, noting that all of the conditions specified in the settlement having been satisfied, and considering that it would not be prejudicial to the public interest to do so, revoked all outstanding orders and prohibitions that were in effect as to each of Messrs. Hoffman and Millar.

                                PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 31, 1998 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company's Stock.

Directors, Executive Officers      Number of Shares
And 5% Shareholders                Beneficially Owned       Percent of Class
-------------------                ------------------       ----------------

Cede & Co.                             15,897,817                65.9%
Box 20 Bowling Green Sta.
New York, N.Y.
U.S.A. 10004

Al Millar, President and Director       1,437,297(1)              5.5%
423 Herridge Circle
Newmarket, Ontario
L3Y 7H7
Canada

Sheldon Hoffman, CEO                    1,146,686(2)              4.4%
and Director

Hoffman Family Trust                      420,091(8)              1.6%
Beneficial Owner of 1268265
Ontario Inc.

Robert H. Isaly, Director                 665,613(3)              2.5%

John Ritota, Director                     190,194(4)              **

Lloyd Hoffman, VP & Controller            323,000(5)              1.2%

Donald E. Bennett, Jr., Senior            263,334(6)              1.0%
Vice President-Manufacturing
and Director

Michael Scheerer                          323,500(7)              1.2%
Sr. VP-Sales and Marketing

All Directors and Officers              4,769,715                18.2%
as a Group (7 persons)

*This company is nominee for beneficial owners of these shares whose identity is unknown to the Company.

** Less than 1%


(1) Includes 300,000 options currently exercisable at $0.75 per share, expiring October 27, 1998; 200,000 currently exercisable options at $1.34 per share, expiring December 21, 2000; 100,000 options currently exercisable at $.97 per share expiring January 5, 2002; and includes 88,428 shares and currently exercisable options to purchase 35,000 shares at $0.75 per share owned beneficially by Mr. Millar's wife as to which Mr. Millar denies beneficial ownership.*

(2) Includes 300,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; 200,000 options currently exercisable at $
     1.34 per share, expiring December 21, 2000; 100,000 currently exercisable options at $.97 per share expiring January 5, 2002; and includes 87,050 shares owned beneficially by Mr. Hoffman's wife, as to
     which Mr. Hoffman denies beneficial ownership.   Does not include
     420,051 owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman denies beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.*

(3) Includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly denies beneficial ownership; 108,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; and 50,000 options currently exercisable at $1.34 per share expiring December 21, 2000; 50,000 currently exercisable options at $.97 per share, expiring January 5, 2002.

(4) Includes currently exercisable options to purchase 50,000 shares at $0.75 per share, expiring October 27, 1998; 50,000 currently exercisable options at $1.34 per share expiring December 21, 2000; 50,000 currently exercisable options at $.97 per share, expiring January 5, 2002; and includes 2,000 shares owned beneficially by Dr. Ritota's wife as to which Dr. Ritota denies beneficial ownership.*

(5) Includes 135,000 options currently exercisable at $0.75 per share, expiring October 27, 1998, 25,000 options currently exercisable at $1.34 per share expiring December 21, 2000; 50,000 currently exercisable options at $.97 per share, expiring January 5, 2002; and 5,000 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.*

(6) Includes 100,000 options currently exercisable at $1.00 per share, 50,000 of which expire on April 29, 1999 and 50,000 of which expire on December 31, 1999; 25,000 currently exercisable options at $2.03 per share, expiring June 22, 2000; 25,000 options currently exercisable at $1.34 per share, expiring December 21, 2000; and 100,000 Options currently exercisable at $.97 per share, expiring January 5, 2002.*

(7) Includes 100,000 options currently exercisable at $0.875 per share expiring December 21, 2001, and 38,450 shares owned beneficially by Mr. Scheerer's wife as to which Mr. Scheerer denies beneficial ownership. See "Management-Employee Arrangements."*



* A currently exercisable option or warrant is one which is exercisable within 60 days from the date hereof.


Percentages are based on 24,112,442 Common Shares of the Company outstanding on March 31, 1998 plus the number of shares underlying currently exercisable options and warrants held by the identified director or officer.

Messrs. Sheldon Hoffman, Al Millar and Lloyd Hoffman are residents of Canada and Messrs. Ritota, Isaly, Bennett and Scheerer reside in the United States.

DIRECTOR'S MEETINGS

The Board of Directors of the Company met five (5) times during the year ended December 31, 1997. In 1997, the Company had no standing nominating or compensation committees, these matters being handled by the entire Board of Directors. In 1993, the Board of Directors of the Company formed an Administrative Committee for the 1993 Stock Option Plan for Directors consisting of Messrs. Al Millar and Sheldon Hoffman which recommends granting of non-qualified stock options to non-employee directors. The Board of Directors also has an Audit Committee which reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent auditors and reviews the Company's internal controls. The Company's Audit Committee sits for a term of one year and a new audit committee is formed each year following the annual meeting. In 1997, the Audit Committee was composed of Messrs. Hoffman, Isaly and Ritota. One meeting of the Audit Committee was held in 1997.

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

COMPENSATION OF DIRECTORS

Directors who are not officers or employees of the Company ("Outside Directors") are reimbursed for their direct expenses incurred in attending a meeting.



                                EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE

In 1997, the Company's executive compensation program was administered by the Board of Directors. The entire Board makes recommendations on two of the three key components of the Company's executive compensation program, base salary and contractual incentive awards, and the Outside directors recommend and award the long-term incentives.

The Company's executive compensation program is structured to help the Company achieve its business objectives by:

     - providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

     - linking executives' total compensation to company and individual job performance

     - providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

The Company's executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. The Company's total compensation levels falls in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable.

BASE SALARIES

The Company's salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.

CONTRACTUAL INCENTIVE AWARDS

Pursuant to the executive compensation program, the Company has contracted to provide two of its executive employees with profit participation incentive compensation. Messrs. Millar and Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

STOCK OPTIONS

The Company periodically grants incentive and non-qualified stock options to purchase the Company's Common Stock in order to provide certain Compensation to key employees of the Company and its subsidiaries with a competitive total compensation package and to reward them for their contribution to the Company's short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which the become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1993 Incentive Stock Option Plan and by the Administrative Committee with respect to the 1993 Stock Option Plan for Directors. The Company does not grant stock appreciation rights.

1997 COMPENSATION

The CEO, President and President of the Company's Disposable Apparel Division are compensated on a salary and pay-for-performance approach. Taken into consideration are overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company's business as established in its five year plan. No contractual incentive awards were paid for 1997.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

DEDUCTIBILITY OF COMPENSATION   Effective January 1, 1994, the Internal Revenue
Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $ 1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 1994 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.



                    Respectfully submitted,



                    Sheldon Hoffman, Chief Executive Officer
                    Al Millar, President
                    Donald E. Bennett, Jr.
                    Robert H. Isaly
                    John Ritota

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Membership of the Compensation Committee is set forth under "Report of the Compensation Committee." Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash and cash equivalent forms of compensation paid by the Company during the last three fiscal years for services in all capacities to those persons who were as of December 31, 1997, the Chief Executive Officer and each of the most highly compensated executive officers (a
total of three persons), to the extent each earned more than   $ 100,000 in
salary and bonus ("Named Officers").

                                   ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                   -------------------           AWARDS
                                                                 ------

Name and                                               Other          Shares
Principal                                              Annual         Underlying     All Other
Position            Year      Salary($)     Bonus($)   Compensation   Options #      Compensation(1)
--------            ----      ---------     --------   ------------   ---------      ---------------
Sheldon Hoffman     1997      168,000                                 100,000        7,300
CEO                 1996      141,000       --         --             --             4,500
                    1995      115,000       --         --             200,000        4,500

Al Millar           1997      156,000                                 100,000        7,500
President           1996      131,000       --         --             --             7,500
                    1995      115,000       --         --             200,000        7,500

Michael Scheerer    1997      115,000                  --             100,000        13,000



(1)  Represents annual car allowance

OPTION GRANTS FOR FISCAL YEAR 1997

For the fiscal year ended December 31, 1997, options under the 1993 Incentive Stock Option Plan were granted to the following Named Officers on January 6, 1997 at $ .97 per share, expiring January 5, 2002:

               Al Millar                100,000
               Sheldon Hoffman          100,000
               Donald E. Bennett, Jr.   100,000
               Michael Scheerer         100,000
               Lloyd Hoffman             50,000


EMPLOYMENT ARRANGEMENTS

Messrs. Hoffman and Millar receive annual car allowances of $ 4,500 and $ 7,500 , respectively.

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each). No bonus was earned with respect to the fiscal years ended December 31, 1995, 1996 or 1997.

DONALD E. BENNETT, JR., entered into a three year employment agreement with the Company in March 1994 as President of the newly formed Apparel Division providing for an annual salary of $ 65,000, a $ 700 per month automobile allowance and 15% of the Division's net profit before taxes. During 1995 the agreement was amended to eliminate the 15% of net profits provision and to increase his annual salary to $100,000.

MICHAEL SCHEERER entered into a three (3) year employment agreement with the Company as of January 1, 1997 as Senior Vice President-Sales and Marketing, providing for an annual salary of $ 112,500. Mr. Scheerer is also entitled to a cash bonus based upon actual earnings for the year as a percentage of projected net income, ranging from $ 30,000.00 if 80% of projected earnings are achieved to $ 200,000 if 200% or more of projected earnings are achieved. If actual earnings are 100% of projected net income in any year of the agreement, the agreement shall automatically be extended for an additional two years. Mr. Scheerer was also granted a five (5) year incentive stock option to purchase up to 100,000 shares of Common Stock at $.875 per share, the fair market value on the date of grant. He is also entitled to receive additional incentive stock options in each year of the agreement based on the actual earnings as a percentage of projected earnings, as follows:

Actual Earnings                         Number of
As a % of Projected Earnings            Options
----------------------------            -------

          80%                           60,000
          90%                           80,000
          100%                          100,000

STOCK OPTIONS PLANS

INCENTIVE STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") for Officers and other Key Employees with 3,000,000 shares reserved for grant thereunder. The Plan, which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's Common Stock. The options are not transferrable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years. Between October 28, 1993 and December 31, 1995, five-year options covering an aggregate of 1,859,000 shares were granted to 32 employees in 1996 at an average exercise price of $
0.97 per share. 87,000 options were granted to 3 employees in 1996 at an average exercise price of $ 1.11 per share, and 575,000 options were granted to 19 employees in 1997 at an average exercise price of $ 1.00 per share.

At the Company's Annual Meeting of Shareholders, held on June 20, 1997, shareholders approved an increase in the number of shares reserved for grant to 3,000,000.

Included in those employees to whom options were granted are the following executive officers:


Name                     Number of Options Granted
----                     -------------------------

Al Millar, President               600,000

Sheldon Hoffman, CEO               600,000

Name                     Number of Options Granted
----                     -------------------------

Donald E. Bennett, Jr.,
Senior Vice President              250,000

Michael Scheerer, Senior
Vice President                     100,000

Lloyd Hoffman, Vice President      210,000



In addition, Donna Millar, an employee of the Company and the wife of Al Millar, President, was granted an option to purchase 35,000 shares.



DIRECTORS STOCK OPTION PLAN

The Board of Directors of the Company in October 1993 approved the 1993 Directors Stock Option Plan (the "Directors Plan") covering an aggregate of 600,000 shares of Common Stock. The Board of Directors or a Committee thereof administers the Directors Plan. Directors of the Company who are not employees of the Company are eligible to participate in the Plan. Each option granted has an exercise price equal to fair market value on the date of grant. As of December 31, 1997 options covering an aggregate of 358,000 shares had been granted to 2 directors at an average exercise price of $ 1.00 per share as follows:


NAME                OPTION DATE         EXPIRATION DATE     NUMBER OF SHARES
----                -----------         ---------------     ----------------

Robert H. Isaly     January 6, 1997     January 5, 2002      50,000
Robert H. Isaly     December 21, 1995   December 20, 2000    50,000
Robert H. Isaly     October 28, 1993    October 27, 1998    108,000
John Ritota         January 5, 2002     January 6, 1997      50,000
John Ritota         December 20, 2000   December 21, 2000    50,000
John Ritota         October 28, 1993    October 27, 1998     50,000


The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman, Millar and Scheerer described above.

                        COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                             AMONG ALPHA PRO TECH, LTD.,
                        NASDAQ MARKET INDEX AND SIC CODE INDEX




                                       [GRAPH]

                        ASSUMES $100 INVESTED ON JAN. 1, 1993
                             ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING DEC. 31, 1997


-------------------------------FISCAL YEAR ENDING-------------------------------
COMPANY                  1992     1993     1994      1995      1996      1997

ALPHA PRO TECH, LTD.     100     14.37     18.68     33.05     22.30     23.68
INDUSTRY INDEX           100     81.43     87.66    132.16    127.42    163.14
BROAD MARKET             100    119.95    125.94    163.35    202.99    248.30



THE ABOVE GRAPH COMPARES THE FIVE-YEAR CUMULATIVE RETURN OF THE COMPANY WITH THE COMPARABLE RETURN OF TWO INDICES. THE INDUSTRY INDEX REPRESENTS THE INDUSTRY OR LINE-OF-BUSINESS OF THE COMPANY. THE GRAPH ASSUMES $100 INVESTED ON JANUARY 1, 1993. THE COMPARISON ASSUMES THAT ALL DIVIDENDS ARE REINVESTED.

THE INDUSTRY INDEX REPRESENTS THE ORTHOPEDIC, PROSTHETIC AND SURGICAL APPLIANCES DIVISION, COMPRISED OF 45 CORPORATIONS, COMPILED FROM THE SIC CODE WITHIN WHICH THE COMPANY IS LISTED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 31, 1996 Messrs. Millar and Sheldon Hoffman loaned $ 28,245 and $ 50,000 respectively to the Company. The terms of the loan provided for a Note to each of Messrs. Millar and Hoffman, payable on demand, bearing interest at 15% per annum, to be secured by and repaid from the proceeds of an anticipated income tax refund of approximately $ 168,000. In addition, Messrs. Millar and Hoffman were issued Warrants to purchase 46,840 and 48,544 shares respectively of the Company's Common Stock at $ 1.03 per share, the fair market value of the Common Stock on the date of issuance of the Warrant. The Warrants expired on January 31, 1997. The loans and accrued interest were repaid in the first quarter of 1997.

In December 1997, the Company entered into a three-year credit facility with an asset-based lender. Pursuant to the terms of the credit agreement, the Company has a $ 2,500,000 line of credit and a $ 400,000 term loan secured by accounts receivable, inventory, trademarks, patents, property and equipment, and 66.67% of the issued and outstanding shares of DMPI. The credit facility bears interest at prime plus 2%, which was 10.5% at December 31, 1997. In the event the lender comes into possession of the collateral securing the loan, each of Messrs. Millar and Sheldon Hoffman have agreed to use their best efforts to assist the lender in disposing of the collateral and collecting the accounts receivable. In addition, the loan has been guaranteed by each of Messrs. Millar and Sheldon Hoffman up to a maximum of $ 187,500.

PROPOSAL 2.

                        APPOINTMENT OF INDEPENDENT ACCOUNTANTS


Management proposes the appointment of Price Waterhouse, LLP as independent accountants to examine the financial statements of the Company for the fiscal year 1998. The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the Meeting.

Price Waterhouse has served as the independent accountants for the Company since 1992. A representative of Price Waterhouse, LLP is expected to be present at the Meeting and will have the opportunity to make statements if he desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, is required for ratification of the appointment of Price Waterhouse, LLP as the independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE. RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its officers and directors were complied with.




                                    ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                   FUTURE PROPOSALS

The 1999 Annual Meeting is expected to be held on Friday, June 18, 1999. If any shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 1998 Annual Meeting, the rules of the United States
Securities and Exchange Commission require that such proposal be received at the company's principal executive office by December 31,1998.

                                    OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

                          BY ORDER OF THE BOARD OF DIRECTORS



                                     "AL MILLAR"
                                      President

                                ALPHA PRO TECH, LTD.,

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H. Isaly, and each of them individually with the power of substitution, as Proxy or proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Rio Rico Resort and Country Club, 1069 Camino Caralampi, Rio Rico, Arizona 85648 on June 19, 1998 at 10:00 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY AND FOR PROPOSAL 2.

                (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

-----          Please mark your
  X            votes as in this
-----          example.

1.   To elect as directors all the persons named below:

          Al Millar              Robert H. Isaly
          Sheldon Hoffman            John Ritota
          Donald E. Bennett, Jr.

          For:           Withhold Vote:

     For, except vote withheld from the following nominee(s)

     ----------------------------------------------------------------

2.   To appoint Price Waterhouse, LLP, as Independent Accountants of the Company

          For:      Against:       Abstain:

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope.


     (Signature should conform exactly to name on this proxy. Where shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).





     Dated:________________________________, 1998


     --------------------------------------
          Signature


     --------------------------------------
       Signature if held jointly